                                     EXHIBIT 4(b)

                    FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

    THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Amendment"), dated as of March 17, 1995, is among Varlen Corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent").

                                     WITNESSETH:

    WHEREAS, the Borrower, the Lenders and The First National Bank of Chicago, individually and as Agent, entered into that certain Revolving Credit Agreement dated as of December 6, 1993 (the "Existing Agreement");

    WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Existing Agreement to, among other things, change the pricing thereunder and specifically permit a certain expenditure on fixed assets, all as more fully described hereinafter;

    NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Existing Agreement.

    2. AMENDMENTS TO THE EXISTING AGREEMENT. Effective upon the satisfaction of the conditions precedent set forth in Section 4 hereof, the Existing Agreement is hereby amended as follows:

    (a) The table contained in Section 2.5 of the Existing Agreement is amended to read in its entirety as follows:


APPLICABLE MARGIN          LEVEL I STATUS   LEVEL II STATUS   LEVEL III STATUS
- -------------------------------------------------------------------------------
EUROCURRENCY RATE              .50%              .75%             1.0%
- -------------------------------------------------------------------------------

FIXED CD RATE                 .625%             .875%           1.125%
- -------------------------------------------------------------------------------

COMMITMENT FEE                .175%              .20%             .25%
- -------------------------------------------------------------------------------

STANDBY LETTER OF CREDIT       .50%              .75%             1.0%
  FEE (FINANCIAL)
- -------------------------------------------------------------------------------

STANDBY LETTER OF CREDIT      .375%             .375%             .50%
FEE (PERFORMANCE)
- -------------------------------------------------------------------------------


    (b) The, following definitions contained in Section 2.5 of the Existing Agreement are amended to read in their entirety as follows:

    "'Level I Status' exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Borrower, either (i) the Interest Coverage Ratio is greater than 6.0 to 1.0 or (ii) the Implied Senior Indebtedness Rating is equivalent to a long term debt rating of BBB or higher by S&P or Baa or higher by Moody's.

    'Level II Status' exists at any date if, as of the last day of the then most recently ended fiscal quarter of the Borrower, (i) the requirements necessary to achieve Level I Status shall not have been satisfied and (ii) the Interest Coverage Ratio is greater than or equal to 4.0 to 1.0

    'Level III Status' exists at any date if the requirements necessary to achieve Level I Status or Level II Status shall not have been satisfied."

    (c) Section 6.18 of the Existing Agreement is hereby amended to read in its entirety as follows:

         "6.18. FIXED ASSET EXPENDITURES. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, as of any date of determination, on a cumulative basis from and after the Effective Date, an amount for the acquisition of fixed assets that, when expended, will exceed the sum of (i) $5,000,000 PLUS (ii) 150% of the Borrower's cumulative depredation expense, in the aggregate for the Borrower and its Subsidiaries, PROVIDED that all expenditures on the acquisition of fixed assets as part of the acquisition of the facility in Bryson City, North Carolina as described to the Agent in February, 1995 shall be excluded from and shall not count against the dollar limitation set forth in this Section."

    3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms, reaffirms and restates as of the Effective Date (as defined in Section 4 of this Amendment) the representations and warranties set forth in Article V of the Existing Agreement provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement", including, without limitation, such a reference included in the term "Loan Documents", shall be deemed to be a collective reference to the Existing Agreement, this Amendment and the Existing Agreement as amended by this Amendment. A Default under and as defined in the Existing Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

    4. CONDITIONS PRECEDENT. This Amendment and the amendments to the Existing Agreement provided for herein shall become effective on and as the date first set forth above

(the "Effective Date") provided that all of the following conditions precedent shall have been satisfied:

    (a) This Amendment shall have been duly executed and delivered by the Agent, the Borrower and the Lenders and consented to by each of the Guarantors.

    (b)  No Default or Unmatured Default shall have occurred and be continuing.

    5. EFFECT ON THE EXISTING AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement and the other Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Existing Agreement (including references in the Existing Agreement as amended by this Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Existing Agreement as amended by this Amendment.

    6. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fee and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

    7. ENTIRE AGREEMENT. This Amendment, the Existing Agreement as amended by this Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

    8. GOVERNING LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

    9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this by signing any such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Revolving Credit Agreement to be duly executed as of the date first above written.


                                          VARLEN CORPORATION

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Vice President
                                                  -------------------------

                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, individually and as Agent

                                          By:  /s/ Dianne Banta
                                               ----------------------------
                                          Title:  /s/ C. Banking Officer
                                                 --------------------------

                                          HARRIS TRUST AND SAVINGS BANK

                                          By: /s/ M. Elizabeth Gillian
                                               ----------------------------
                                          Title:  /s/ Vice President
                                                 --------------------------

                                          NATIONSBANK, N.A. (CAROLINAS)

                                          By:  /s/ Carter E. Smith
                                               ----------------------------
                                          Title:  /s/ Assistant VP
                                                 --------------------------

                                          ABN AMRO BANK N.V.

                                          By:  /s/ Robert J. Graff
                                               ----------------------------
                                          Title:  /stamp/ Robert J. Graff
                                                  -------------------------
                                                  /stamp/ Vice President
                                                  -------------------------

                                          By:  /s/ Thomas M. Toep
                                               ----------------------------
                                          Title:  /s/ VP
                                                 --------------------------



                       ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

    Each of the undersigned Guarantors (i) acknowledges its receipt of a copy of and hereby consents to all the terms and conditions of the foregoing First Amendment to Revolving Credit Agreement and (ii) reaffirms its obligations under the Subsidiary Guaranty dated as of December 6, 1993 in favor of The First National Bank of Chicago, as agent.


                                          CHROME CRANKSHAFT CO.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          CHROME CRANKSHAFT COMPANY OF
                                          ILLINOIS

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          CHROME LOCOMOTIVE, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          CONSOLIDATED METCO, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          FEMC, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          HEINICKE SCIENTIFIC, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          INTERNATIONAL METAL PRODUCTS
                                          CORPORATION

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          KEYSTONE INDUSTRIES, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          KEYSTONE RAILWAY EQUIPMENT
                                          COMPANY

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          MEANS INDUSTRIES, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          NAPCO SCIENTIFIC COMPANY

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          NATIONAL METALWARES, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          PRECISION SCIENTIFIC, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          RUSH ENTERPRISES, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          S-G DIESEL POWER, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          SAPULPA TANK COMPANY

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          SCW CORPORATION

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          SPECIAL METAL RINGS CORP.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          UNIT RAIL ANCHOR COMPANY, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          WEBCO TANK INCORPORATED

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          ALCOR PETROLEUM INSTRUMENTS, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          BEECHHEAD ASSOCIATES INCORPORATED

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          VARLEN INSTRUMENTS, INC.

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------

                                          PRIME MANUFACTURING CORPORATION

                                          By:  /s/ Richard A. Nunemaker
                                               ----------------------------
                                          Title:  /s/ Attorney-in-Fact
                                                 --------------------------